UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Item 1.01.     Entry into a Material Definitive Agreement.

On May 28, 2020, Build-A-Bear Workshop, Inc. (the “Company”) and all of its domestic subsidiaries (collectively with the Company, the “Borrower”) entered into a Twenty-First Amendment to Loan Documents (the “Twenty-First Amendment”) with U.S. Bank National Association (“U.S. Bank”), which amends the Company’s Fourth Amended and Restated Loan Agreement (the “Credit Agreement”) and the Fourth Amended and Restated Revolving Credit Note (the “Revolving Credit Note” and, together with the Credit Agreement, the “Loan Documents”) with U.S. Bank.

Among other revisions, the Twenty-First Amendment:

●	reduces the total facility amount from $20 million to $10 million;

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revises the quarterly compliance certificate requirement to require Borrower to certify that it has maintained required minimum liquidity at all times during the applicable fiscal quarter and to set forth certain financial ratios, although Borrower is not required to achieve any minimum level of such ratios;

●	eliminates the minimum EBITDA, funded debt ratio, and fixed charge coverage ratio covenants;

●	requires Borrower to maintain a minimum consolidated North American cash balance of at least $3 million at all times;

●	removes the prohibition against Borrower maintaining aggregate cash or cash equivalents either outside North America or on-hand in stores within North America in excess of $5 million;

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prohibits Borrower from obtaining an advance under the Loan Documents if (i) Borrower’s trailing 12-month fixed charge coverage ratio as of the most recently reported quarter-end is less than 1.25 to 1.00, or (ii) after such advance, Borrower’s consolidated North American cash balance would exceed $5 million;

●	changes the expiration date of the Loan Documents from December 31, 2020 to September 30, 2020;

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requires Borrower to repay the lesser of (i) the amount outstanding under the Revolving Credit Note, or (ii) the amount that Borrower’s cash balance in North America exceeds $5 million if at the end of any business day Borrower’s consolidated cash in North America exceeds $5 million; and

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prohibits Borrower from borrowing any amount (i) unless it has certified that Borrower’s fixed charge coverage ratio as of the most recent quarter-end on a trailing 12-month basis is less than 1.25 to 1.00, (ii) if such advance, after giving effect to the advance, would cause Borrower’s consolidated North American cash balance to exceed $5 million, and (iii) if such advance would cause the outstanding principal balance under the Revolving Credit Note to exceed $10 million.

Except as amended by the Twenty-First Amendment, the terms and conditions of the Loan Documents remain unchanged. The Borrower currently does not have any outstanding borrowings under the Loan Documents and is in compliance with the amended Credit Agreement covenants.

Relationship to U.S. Bank

The Company has or may have had customary banking relationships with U.S. Bank based on the provision of a variety of financial services, including lending, commercial banking and other advisory services.

The foregoing description of the Twenty-First Amendment is only a summary of material terms and conditions of such document and is qualified in its entirety by reference to the Twenty-First Amendment, which has been filed as Exhibit 10.1 hereto and which is incorporated by reference herein. In addition, the Company has previously filed the Credit Agreement, the Revolving Credit Note, and all previous amendments thereto, which documents have been incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended February 1, 2020 (File No. 001-32320), filed on April 16, 2020; the foregoing description of those documents is also only a summary of certain terms and conditions therein and is qualified in its entirety to such documents as previously filed.

Item 8.01.     Other Events.

Due to the impact of COVID-19 and the closure of the Company’s owned and operated stores, its financial performance in the first quarter of fiscal 2020 was negatively impacted. As a result, it was unable to comply with certain covenants in Credit Agreement and, as discussed in Item 1.01 of this Current Report on Form 8-K, U.S. Bank and the Company agreed to amend the Credit Agreement. There is currently a $1.0 million letter of credit issued under the Credit Agreement. The Company does not expect to otherwise access the Credit Agreement prior to its expiration on September 30, 2020 because (i) the Company anticipates that its cash balance in North America will be more than $5 million and (ii) given its trailing twelve-month financial results and anticipated operating losses in its second fiscal quarter due to ongoing store closures and normal seasonal fluctuations, the Company does not expect to meet the fixed charge coverage ratio that is required as a precondition to obtain additional borrowings under the amended Credit Agreement, and therefore would not meet the conditions described in items (i) and (ii) in the 9th bullet of Item 1.01 above. Nevertheless, the Company believes that its current cash balance, along with the actions taken as discussed in its Annual Report on Form 10-K, filed April 16, 2020, will provide it with sufficient liquidity for the next 12 months. The Company continues to explore other options to access alternative liquidity sources which may include other lenders, various government assistance programs and monetization of existing Company assets, including the Company-owned warehouse in Ohio and inventory, and will continue to consider other actions to improve the Company’s cash position, including but not limited to implementing further selling, general and administrative expense reductions, foregoing or delaying capital expenditures, and working with landlords to negotiate lease structure and payment terms.

This Current Report on Form 8-K contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this report not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things: statements regarding the Company’s goals, intentions, and expectations; business plans and growth strategies; estimates of the Company’s risks and future costs and benefits; forecasted demographic and economic trends relating to the Company’s industry; the impacts of the COVID-19 pandemic, and other risk factors referred to from time to time in filings made by the Company with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1

Twenty-First Amendment to Loan Documents between Build-A-Bear Workshop, Inc., Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Retail Management, Inc., and Build-A-Bear Card Services, LLC, as Borrowers, and U.S. Bank National Association, as Lender, entered into effective as of May 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: June 1, 2020	By:	/s/ Voin Todorovic
Name: Voin Todorovic Title: Chief Financial Officer

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